Exhibit 99.1

Vycor Medical Reports Financial Results for the three and nine months ended September 30th, 2017

BOCA RATON, FL (November 13, 2017) – Vycor Medical, Inc. (Vycor) (OTCQB: VYCO), a provider of innovative and superior surgical and therapeutic solutions, reported financial results for the three and nine months ended September 30, 2017.

Vycor’s revenues for the nine months ended September 30, 2017 were $1,115,000 compared to $1,105,000 for the same period in 2016. Cash Operating Loss1 was $316,000, as compared to $506,000 for the same period in 2016, a reduction of 38%, and Operating Loss was $949,000 compared to $1,122,000, a reduction of 15%.

Highlights

●

Vycor sales grew by 17% for the three months to September 30, 2017 compared to 2016. Vycor has been in the process, during 2017, of modifying its existing VBAS product range to make it easier to integrate with Imaging Guided Systems. The Company experienced manufacturing delays in connection with this re-engineering during the first half of 2017 and as a result was unable to fulfill shipments of certain models, particularly for some large international orders. These delays were resolved and most back orders were filled during the third quarter, however this resulted in sales year to date being marginally lower (1%) compared to 2016.

●	A clinical study on Vycor’s VBAS was published by surgeons at the Hofstra Northwell School of Medicine during the period, demonstrating a novel technique combining VBAS, neuro-navigation and microsurgery. The VBAS was fundamental to this study, which concluded that the combination improves safety and patient outcomes and has broad value for the resection of a variety of deep brain lesions. In addition, a congress poster presented by surgeons at Weill Cornell was published in the Journal of Neurosurgery; this showcased VBAS as facilitating surgery to anterior artery aneurisms and lesions of the anterior third ventricles. A total of 18 papers have now been published or presented demonstrating the clinical benefits of VBAS, 12 in the last two years.

●	During the period the US patent office issued/allowed 4 patents, all directed to the integration of neuro-navigation systems with Vycor’s VBAS retractor system. These patents complement and strengthen Vycor’s existing patent portfolio, particularly in relation to its ongoing focus to more fully integrate its VBAS product range with neuro-navigation systems. Management believes that providing surgeons with the ability to both optically and electronically visualize the location of the VBAS retractor will further drive the product’s adoption.

1 Operating Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

●	Vycor has, since 2012, been taking action against a potential Chinese competitor breaching its Chinese patent. The Chinese Patent Re-examination Board issued a decision in 2014 invalidating the competitor’s patent and this decision was upheld on appeal by the Patent Review Board. The time for final appeal by the competitor has now passed. The successful conclusion of this case confirms the priority of Vycor’s China patent to competitors and also makes clear that the Company will, as a general rule, take all necessary action to protect its patent portfolio to address any material violation thereof. VBAS now has 21 granted/issued and 10 pending patents for VBAS technologies, while NovaVision has 45 granted/issued and 1 pending patents for its technologies.

●	NovaVision sales grew by 16% for the nine months to September 30, 2017 compared to 2016. NovaVision currently has approximately 250 patients undergoing its therapies in the US and internationally. Patient compliance is also strong, with 75% of patients who have started since the introduction of the Internet model completing the full 6 months of VRT, and over 30% extending for additional therapy beyond 6 months.

Management Commentary

“The Vycor division revenues in the second quarter were somewhat disappointing, however this was largely due to unavoidable delays created in manufacturing of our enhanced VBAS product. We are pleased to say these delays were resolved, resulting in a return to growth in the third quarter. We are optimistic the enhanced VBAS will be well accepted by the neurosurgical community” said Peter Zachariou, CEO of Vycor Medical. “NovaVision’s patient volumes have now outstripped the impact of our lowered pricing to patients, so we are continuing to see growth in revenues. We continue to decrease our Cash Operating Loss2 despite our investment in manufacturing and new products, which reduced to $316,000 for the nine months compared to $506,000 for the same period in 2016.”

Third Quarter 2017 Financial Results

Revenue totaled $379,000 in the quarter ended September 30, 2017, as compared to $326,000 for the prior year, an increase of 17%. Vycor Medical’s revenue in the period increased by 17% to $327,000 and NovaVision recorded revenues of $52,000 for the period, an increase of 14% over the same period in 2016.

Operating Expenses in the quarter ended September 30, 2017 totaled $619,000 as compared to $603,000 in the prior year period, and Cash Operating Expenses3 were $405,000 as compared to $466,000, a reduction of 13%, despite the costs of our investment program. Operating Loss was $296,000, compared to $315,000 for the same period in 2016, a decrease of 6%, and Cash Operating Loss2 was $81,000, as compared to $178,000 a decrease of 54%.

Net Loss for the quarter ended September 30, 2017 was $428,000 as compared to $332,000 in 2016.

2 Operating Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

3 Operating Expenses before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

First Nine Months 2017 Financial Results

Revenue totaled $1,115,000 in the nine months ended September 30, 2017, as compared to $1,105,000 for the prior year, an increase of 1%. Vycor Medical’s revenue in the period decreased by $13,000 to $949,000, with US sales growing by 6%, offset by reduced international sales. International sales tend to be irregular as international distributors follow a pattern of placing large stocking orders. In addition, Vycor has been in the process, during 2017, of modifying its existing VBAS product suite to make it easier to integrate with Imaging Guided Systems. The Company experienced manufacturing delays in connection with this re-engineering during the first half of 2017 and as a result was unable to fulfill shipments of certain models, particularly for some large international orders. These delays were resolved and most back orders were filled during the third quarter.

NovaVision recorded revenues of $166,000 for the nine months ended September 30, 2017, an increase of 16% over the same period in 2016.

Operating Expenses in the nine months ended September 30, 2017 totaled $1,922,000 as compared to $2,074,000 in the prior year period, and Cash Operating Expenses[4] were $1,288,000 as compared to $1,459,000, a reduction of 12%. Operating Loss was $949,000, compared to $1,122,000 for the same period in 2016, a decrease of 15%, and Cash Operating Loss[5] was $316,000, as compared to $506,000, a decrease of 38%.

Net Loss for the nine months ended September 30, 2017 was $1,102,000 as compared to $1,165,000 in 2016.

About Vycor Medical, Inc.

Vycor Medical (OTCQB: VYCO) is dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions. The company has a portfolio of FDA cleared or registered medical solutions that are changing and improving lives every day. The company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Non-GAAP Measures

We make reference to non-GAAP financial information in this press release together with a reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures. Specifically, we have provided non-GAAP Cash Operating Expenses and non-GAAP Cash Operating Loss measures that exclude Depreciation, Amortization and non-cash Stock Compensation.

4 Operating Expenses before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

5 Operating Loss before Depreciation, Amortization and non-cash Stock Compensation. See Reconciliation table

We believe that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of our ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures in this press release.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

VYCOR MEDICAL, INC.
Consolidated Statements of Comprehensive Loss

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016

Revenue	$379,073	$325,777	$1,115,155	$1,105,269
Cost of Revenues Sold	55,332	37,516	142,753	152,843
Gross Profit	323,741	288,261	972,402	952,426

Operating expenses:
Research and development	-	4,153	-	4,153
Depreciation and Amortization	72,734	63,797	211,369	193,391
General and administrative	546,615	535,535	1,710,244	1,876,382
Total Operating expenses	619,349	603,485	1,921,613	2,073,926
Operating loss	(295,608)	(315,224)	(949,211)	(1,121,500)

Other income (expense)
Interest expense: Other	(11,360)	(12,348)	(32,217)	(36,535)
Interest expense: Related Party	-	(4,663)	(679)	(5,910)
Warrant issuance expense	(120,788)	-	(120,788)	-
Gain (loss) on foreign currency exchange	(646)	337	986	(877)
Total Other Income (expense)	(132,794)	(16,674)	(152,698)	(43,322)

Loss Before Credit for Income Taxes	(428,402)	(331,898)	(1,101,909)	(1,164,822)
Credit for income taxes	-	-	-	-
Net Loss	(428,402)	(331,898)	(1,101,909)	(1,164,822)
Preferred stock dividends	(162,185)	(91,409)	(324,370)	(179,727)
Net Loss available to common shareholders	(590,587)	(423,307)	(1,426,279)	(1,344,549)
Comprehensive Loss
Net Loss	(428,402)	(331,898)	(1,101,909)	(1,164,822)
Foreign Currency Translation Adjustment	1,728	1,504	4,687	4,426
Comprehensive Loss	(426,674)	(330,394)	(1,097,222)	(1,160,396)

Net Loss Per Share
Basic and diluted	($0.03)	($0.04)	($0.08)	($0.12)

Weighted Average Number of Shares Outstanding – Basic and Diluted	19,715,156	11,094,763	17,895,269	11,012,689

Reconciliation of Non GAAP Cash Operating Expenses and Non GAAP Cash Operating Loss Before Depreciation, Amortization and Other Non-Cash Items

	For the three months ended September 30,		For the nine months ended September 30,
	2017	2016	2017	2016

GAAP Operating Expenses	(619,349)	(603,485)	(1,921,613)	(2,073,926)

Non-cash depreciation	29,675	23,841	82,193	70,041
Non-cash amortization of intangible assets	43,059	38,956	129,176	122,350
Non-cash stock-based compensation	141,937	74,721	422,305	422,671

Non GAAP Cash Operating Expenses	(404,678)	(465,967)	(1,287,939)	(1,458,864)

GAAP Operating Loss	(295,608)	(315,224)	(949,211)	(1,121,500)

Non-cash depreciation	29,675	23,841	82,193	70,041
Non-cash amortization of intangible assets	43,059	38,956	129,176	122,350
Non-cash stock-based compensation	141,937	74,721	422,305	422,671

Non GAAP Operating loss Before
Depreciation and Amortization	(80,937)	(177,706)	(315,537)	(506,438)

Vycor Medical, Inc Contacts:

951 Broken Sound Parkway

Suite 320

Boca Raton, FL. 33487

(561) 558-2020

info@vycormedical.com